UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

EQM Technologies & Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54750	20-5754991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Carillon Boulevard, Cincinnati, Ohio	45140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 825-7500

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 28, 2012, Environmental Quality Management, Inc. (“EQ”) and EQ Engineers, LLC (“EQE”) entered into a loan agreement (“Loan Agreement”) with First Financial Bank, N.A. (“First Financial”) that provides for a revolving credit facility and a letter of credit facility (the “2012 Facility”). The 2012 Facility provides for maximum borrowings of up to $10,000,000, including a letter of credit sub-limit of $2,000,000. The 2012 Facility expires on January 21, 2014. EQ is a wholly owned subsidiary of EQM Technologies & Energy, Inc. (the “Company”), and EQE is a wholly owned subsidiary of EQ. Funds drawn under the revolving credit facility bear interest at the one month London Inter-Bank Offered Rate (“LIBOR”), plus 3.0% (3.21% as of September 28, 2012). The Loan Agreement is secured by the assets of EQ and EQE pursuant to a Security Agreement between First Financial, EQ and EQE (the “Security Agreement”) and is guaranteed by the Company pursuant to a Guaranty to and for the benefit of First Financial (the “Guaranty”). The Company has also pledged all issued and outstanding stock of EQ pursuant to a Pledge Agreement between the Company and First Financial (the “Pledge Agreement”). The Security Agreement, Guaranty, and Pledge Agreement were each entered into on September 28, 2012.

The 2012 Facility provides working capital financing under a borrowing base consisting of eligible accounts receivable and eligible unbilled revenue. As of September 28, 2012, the available borrowing base under the 2012 Facility totaled approximately $9,700,000, including $2,000,000 of the borrowing base attributable to obligations for letters of credit. EQ and EQE are subject to certain financial covenants set forth in the Loan Agreement, including requirements to maintain a minimum fixed charge coverage ratio, as defined in the Loan Agreement. The 2012 Facility replaces the credit facility that EQ and EQE had with U.S. Bank, N.A. (“U.S. BANK”) (the “2006 Facility”), which was due to expire on March 31, 2013. In connection with replacing the 2006 Facility, the Financing Agreement between U.S. Bank and EQ, dated October 31, 2006, to which EQE was added as a party and was further amended from time to time, was terminated.

The Company incurred a one-time fee of $85,000 in connection with closing on the Loan Agreement.

The holder of all the issued and outstanding shares of Series A Convertible Preferred Stock, of the Company, acting by written consent, adopted resolutions approving the 2012 Facility, including the Company’s entry into the Pledge Agreement and the Guaranty.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 to this current report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On October 3, 2012, the Company issued a press release. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits .

Exhibit No .	Description
99.1	Press Release dated October 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2012	EQM Technologies & Energy, Inc.

	By:	/s/ Robert R. Galvin
Robert R. Galvin Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No .	Description
99.1	Press Release dated October 3, 2012.